================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Action of 1934

       Date of Report (Date of Earliest event reported): November 6, 2002

                           -------------------------

                            PREMIER CLASSIC ART, INC.

             (Exact name of Registrant as specified in its charter)

                           -------------------------

         Delaware                    001-15591               22-3680581
(State or other jurisdiction of   (Commission File  (IRS Employer Identification
incorporation or organization          Number)                Number)

                        777 South Highway 101, Suite 215
                         Solana Beach, California 92075
                    (Address of principal executive offices)

                                 (925) 855-3255
              (Registrant's telephone number, including area code)


                               1158 Staffler Road
                              Bridgewater, NJ 08807
    (Registrant's former name or former address, if changed from last report)

================================================================================

Item 4.  Changes in Certifying Accountant.

(a) On November 15, 2002, Premier notified Weiner Goodman & Company, P.C. ("Weiner Goodman"), the principal accountants that were engaged to audit Premier's financial statements, that it had been dismissed as Premier's principal accountants. Weiner Goodman was engaged by Premier on September 1999 and issued reports on the financial statements of Premier from that time through the date of the filing of this report on Form 8-K. During the period subsequent to September 1999 and preceding Weiner Goodman's dismissal, there were no disagreements between Premier and Weiner Goodman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Weiner Goodman, would have caused Weiner Goodman to make a reference to the subject matter of the disagreement(s) in connection with its reports on Premier's financial statements. Premier requested a letter from Weiner Goodman as to whether Weiner Goodman agrees or disagrees with the above statements and received a response from Weiner Goodman that it agrees with the above statements. Weiner Goodman's response is filed as an exhibit to Premier's report on Form 8-K filed on November 20, 2002.

         Weiner Goodman's reports on Premier's financial statements for the past two years contained no adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, although Weiner Goodman's reports for the past two years did express uncertainties about the Company's ability to continue as a going concern.

         On November 18, 2002 Premier engaged Stonefield Josephson, Inc. ("Stonefield Josephson") to replace Weiner Goodman as Premier's new principal accountants to audit Premier's financial statements. The decision to change accountants from Weiner Goodman to Stonefield Josephson was recommended and approved by Premier's board of directors.

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired.

                                 Parentech, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                   (Unaudited)


                                     ASSETS

                                                                                 September 30, 2002
                                                                                 ------------------
Current assets:
    Cash and cash equivalents                                                      $         1,000
    Accrued sales/accounts receivable                                                        3,220
    Advances - employees                                                                    10,000
    Inventories                                                                             65,980
    Prepaid expenses                                                                        82,833
                                                                                   ---------------
      Total current assets                                                                 163,033
                                                                                   ---------------

Property and equipment, net                                                                  2,331
Intangibles, net                                                                           838,686
                                                                                   ---------------

Total Assets                                                                       $     1,004,050
                                                                                   ===============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable and accrued expenses                                          $       433,195
    Notes payable - related parties                                                        453,290
    Accrued payroll                                                                        176,331
                                                                                   ---------------
      Total current liabilities                                                          1,062,816

Royalty agreement payable                                                                1,456,848
                                                                                   ---------------

Total Liabilities                                                                        2,519,664
                                                                                   ---------------

Commitments and contingencies                                                                 --

Stockholders' deficit:
    Series A convertible preferred stock, $.000001 par value:
      5,000,000 shares authorized, 3,440,000 shares issued
      and outstanding                                                                            3
    Series B convertible preferred stock, $.000001 par value:
      5,500,000 shares authorized, 4,125,433 shares issued
      and outstanding                                                                            4
    Common stock, $.000001 par value: 100,000,000 shares authorized,
      13,600,797 shares issued and outstanding                                                  14
    Stock subscribed                                                                       169,052
    Stock subscription receivable                                                           (9,309)
    Additional paid-in capital                                                           2,226,312
    Deficit accumulated during the development stage                                    (3,901,690)
                                                                                   ---------------

Total stockholders' deficit                                                             (1,515,614)
                                                                                   ---------------

Total Liabilities and Stockholders' Deficit                                        $     1,004,050
                                                                                   ===============


               See accompanying notes to the financial statements

                                 Parentech, Inc
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)

                                                                                          Three Months         Three Months
                                                                                             Ended                Ended
                                                                                       September 30, 2002   September 30, 2001
                                                                                       ------------------   ------------------

Revenue                                                                                  $          --       $        15,696
                                                                                         ---------------     ---------------

Operating expenses:
    General and administrative                                                                   193,756             165,576
    Research and development                                                                      34,898             319,222
    Depreciation and amortization expense                                                         36,291              40,052
                                                                                         ---------------     ---------------

Total operating expenses                                                                         264,945             524,850
                                                                                         ---------------     ---------------

Operating loss                                                                                  (264,945)           (509,154)

Other income (expense):
    Amortization of royalty agreement discount                                                   (34,285)            (34,285)
    Interest expense                                                                             (11,498)               (282)
    Interest income                                                                                    5               4,216
                                                                                         ---------------     ---------------

Total other expense                                                                              (45,778)            (30,351)
                                                                                         ---------------     ---------------

Net loss before extraordinary items                                                             (310,723)           (539,505)

Gain on extinguishment of debt, net of tax                                                        37,500                --
                                                                                         ---------------     ---------------

Net loss                                                                                 $      (273,223)    $      (539,505)
                                                                                         ===============     ===============


Net loss per share - basic and diluted                                                   $         (0.02)    $         (0.04)
                                                                                         ===============     ===============
Weighted average number of shares
  outstanding - basic and diluted                                                             13,600,797          12,817,173
                                                                                         ===============     ===============


               See accompanying notes to the financial statements

                                 Parentech, Inc
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)

                                                                                                              February 10, 2000
                                                               Nine Months              Nine Months              (Inception)
                                                                  Ended                    Ended                       To
                                                            September 30, 2002       September 30, 2001       September 30, 2002
                                                           --------------------     --------------------     --------------------

Revenue                                                    $              3,220     $             18,496     $             40,293
                                                           --------------------     --------------------     --------------------

Operating expenses:
    General and administrative                                          566,003                  402,510                1,674,059
    Research and development                                            304,924                  479,036                1,490,512
    Depreciation and amortization expense                               108,874                  115,850                  326,157
                                                           --------------------     --------------------     --------------------

Total operating expenses                                                979,801                  997,396                3,490,728
                                                           --------------------     --------------------     --------------------

Operating loss                                                         (976,581)                (978,900)              (3,450,435)

Other income (expense):
    Loss from missapropriation                                             --                       --                   (120,981)
    Amortization of royalty agreement discount                         (102,855)                (102,855)                (377,135)
    Interest expense                                                    (20,508)                 (13,967)                 (66,896)
    Interest and other  income                                               72                    7,889                   47,682
                                                           --------------------     --------------------     --------------------

Total other expense                                                    (123,291)                (108,933)                (517,330)
                                                           --------------------     --------------------     --------------------

Net loss before extraordinary items                                  (1,099,872)              (1,087,833)              (3,967,765)

Gain on extinguishment of debt, net of tax                               37,500                   30,975                   68,475
                                                           --------------------     --------------------     --------------------

Net loss before income tax provison                                  (1,062,372)              (1,056,858)              (3,899,290)

Income tax provision                                                        800                      800                    2,400
                                                           --------------------     --------------------     --------------------

Net loss                                                   $         (1,063,172)    $         (1,057,658)    $         (3,901,690)
                                                           ====================     ====================     ====================


Net loss per share - basic and diluted                     $              (0.08)    $              (0.10)
                                                           ====================     ====================
Weighted average number of shares
  outstanding - basic and diluted                                    13,425,095               10,302,308
                                                           ====================     ====================


               See accompanying notes to the financial statements

                                 Parentech, Inc.
                          (A Development Stage Company)
                  Statement of Changes In Stockholders' Deficit
            From February 10, 2000 (Inception) to September 30, 2002
                                   (Unaudited)


                                                                 Series A         Series B
                                               Common          Convertible      Convertible                            Stock
                                               Stock            Preferred        Preferred                          Subscription
                                               Shares             Shares           Shares            Amount          Receivable
                                           ---------------   ---------------   ---------------   ---------------   ---------------
Balance at February 10, 2000
    inception of development stage                    --                --                --                --                --

Issuance of common stock                         5,321,917              --                --     $             5              --
Issuance of other shares of common stock         4,151,594              --                --                   4              --
Preferred stock subscription                          --                --                --                --                --
Net loss                                              --                --                --                --                --
                                           ---------------   ---------------   ---------------   ---------------   ---------------

Balance at December 31, 2000                     9,473,511              --                --                   9              --

Conversion of notes payable to                        --
    Series A Preferred Stock                          --           3,440,000              --                   3              --
Issuance of Series B Preferred Stock
    for cash                                          --                --           3,991,797                 4   $       (72,510)
Conversion of notes payable to
    common stock                                 2,859,510              --                --                   3              --
Issuance of common stock for cash                  273,373              --                --                   1              --
Issuance of common stock in connection
    with acquisition                               256,570              --                --                --                --
Net loss                                              --                --                --                --                --
                                           ---------------   ---------------   ---------------   ---------------   ---------------

Balance at December 31, 2001                    12,862,964         3,440,000         3,991,797                20           (72,510)

Receipt of subscription payments                                                       133,636                              63,201
Issuance of common stock for services              737,833                                                     1
Net loss
                                           ---------------   ---------------   ---------------   ---------------   ---------------

Balance at September 30, 2002 (unaudited)       13,600,797         3,440,000         4,125,433   $            21   $        (9,309)
                                           ===============   ===============   ===============   ===============   ===============

                                                                                   Deficit
                                                                                 Accumulated
                                                               Additional        During The
                                               Stock             Paid In         Development      Stockholders'
                                            Subscription         Capital            Stage            Deficit
                                           ---------------   ---------------   ---------------   ---------------
Balance at February 10, 2000
    inception of development stage                    --                --                --                --

Issuance of common stock                              --     $             5
Issuance of other shares of common stock              --                --                   4
Preferred stock subscription               $       169,052              --                               169,052
Net loss                                              --     $    (1,422,539)       (1,422,539)
                                           ---------------   ---------------   ---------------   ---------------

Balance at December 31, 2000                       169,052              --          (1,422,539)       (1,253,478)

Conversion of notes payable to
    Series A Preferred Stock                          --     $       859,997              --             860,000
Issuance of Series B Preferred Stock
    for cash                                        25,000         1,317,289              --           1,269,783
Conversion of notes payable to
    common stock                                      --                --                                     3
Issuance of common stock for cash                     --                  26              --                  27
Issuance of common stock in connection
    with acquisition                                  --                --                --
Net loss                                              --          (1,415,979)       (1,415,979)
                                           ---------------   ---------------   ---------------   ---------------

Balance at December 31, 2001                       194,052         2,177,312        (2,838,518)         (539,644)

Receipt of subscription payments                   (25,000)           25,000                              63,201
Issuance of common stock for services                                 24,000                              24,001
Net loss                                                                            (1,063,172)       (1,063,172)
                                           ---------------   ---------------   ---------------   ---------------

Balance at September 30, 2002 (unaudited)  $       169,052   $     2,226,312   $    (3,901,690)  $    (1,515,614)
                                           ===============   ===============   ===============   ===============



               See accompanying notes to the financial statements

                                 Parentech, Inc
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)

                                                                                                              February 10, 2000
                                                                Nine Months             Nine Months               (Inception)
                                                                   Ended                   Ended                      to
                                                            September 30, 2002       September 30, 2001       September 30, 2002
                                                           --------------------     --------------------     --------------------
Cash flows from operating activities:
    Net loss                                               $         (1,063,172)    $         (1,057,658)    $         (3,901,690)
    Adjustments to reconcile net loss to net cash
    provided (used) by operating activities:
      Depreciation and amortization                                     108,874                  115,850                  326,157
      Amortization on discount of royalty agreement                     102,855                  102,855                  377,135
      Gain on extinguishment of debt                                    (37,500)                 (30,975)                 (68,475)
      Loss on disposal of equipment                                        --                       --                      2,156
      Issuance of stock for services                                     24,000                     --                    193,052
    Changes in assets and liabilities:
      Accounts receivable                                                (3,220)                    --                     (3,219)
      Inventories                                                       (65,980)                    --                    (65,980)
      Prepaid expenses                                                     --                    (29,633)                 (82,833)
      Employee advances                                                 (10,000)                 (30,871)                 (10,000)
      Accounts payable and accrued expenses                             290,262                  (71,190)                 433,195
      Accrued payroll                                                   135,754                  (26,864)                 176,331
                                                           --------------------     --------------------     --------------------
Net cash used by operating activities                                  (518,127)              (1,028,486)              (2,624,171)
                                                           --------------------     --------------------     --------------------

Cash flows from investing activities:
    Purchase of intangibles                                                --                       --                    (81,902)
    Purchase of equipment                                                  --                     (4,191)                  (7,151)
                                                           --------------------     --------------------     --------------------
Net cash used by investing activities                                      --                     (4,191)                 (89,053)
                                                           --------------------     --------------------     --------------------

Cash flows from financing activities:
    Proceeds from notes payable                                         453,290                     --                  1,450,790
    Payment of notes payable                                               --                   (100,000)                 (69,550)
    Issuance of subscription receivable                                    --                       --                    (72,510)
    Payment of subscription receivable                                   63,201                     --                     63,201
    Proceeds from sale of stock                                            --                  1,265,884                1,342,293
                                                           --------------------     --------------------     --------------------
Net cash provided by financing activities                               516,491                1,165,884                2,714,224
                                                           --------------------     --------------------     --------------------

Net increase in cash and cash equivalents                                (1,636)                 133,207                    1,000
Cash and cash equivalents, beginning of period                            2,636                    8,582                     --
                                                           --------------------     --------------------     --------------------
Cash and cash equivalents, end of period                   $              1,000     $            141,789     $              1,000
                                                           ====================     ====================     ====================

Noncash transactions:
    Issuance of Series A stock for notes payable           $               --       $            860,000     $            860,000
    Issuance of common stock for notes payable             $               --       $               --       $                  3
    Issuance of common stock subscription                  $             25,000     $               --       $             25,000
    Issuance of common stock for services                  $             24,000     $               --       $            193,052


               See accompanying notes to the financial statements

                                 Parentech, Inc.
                          (A Development Stage Company)
                        Notes To The Financial Statements
              For the Nine Months Ended September 30, 2002 and 2001
                                   (Unaudited)

Note 1 - Summary of Organization and Significant Accounting Policies

         Basis of Presentation - The accompanying unaudited condensed financial statements and related notes do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the three and nine-month periods are not necessarily indicative of the operating results anticipated for the fiscal year ending December 31, 2002.

         It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's audit report for the years ended December 31, 2001 and 2000.

         Organization - The Company was incorporated in February 2000. It has been in the development stage since its formation and is primarily engaged in the creation of products that enhance the well-being of infants. On July 7, 2000, the Company acquired the rights to an FDA-registered sound and motion device called "Nature's Cradle," an infant environmental transition sleep system that has been shown to enhance infant sleep, decrease infant crying and promote child development.

         Recent Authoritative Pronouncements - In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 "Business Combinations". This statement requires business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. The Company adopted SFAS No. 142 as of January 1, 2002. The statement is not expected to have a material effect on the Company's financial position or results of operations.

         In June 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible Assets." This statement addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company adopted SFAS No. 142 as of January 1, 2002. The statement is not expected to have a material effect on the Company's financial position or results of operations.

         In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for recognition and measurement of a liability for the costs of asset retirement obligations. Under SFAS 143, the costs of retiring an asset will be recorded as a liability when the retirement obligation arises, and will be amortized to expense over the life of the asset. The statement is not expected to have a material effect on the Company's financial position or results of operations.

         In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement establishes the accounting model for long-lived assets to be disposed of by sale and applies to all long-lived assets, including discontinued operations. This statement requires those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company plans to adopt SFAS No. 144 during the fiscal year ending December 31, 2002. Management is assessing the impact of this statement.

                                 Parentech, Inc.
                          (A Development Stage Company)
                        Notes To The Financial Statements
              For the Nine Months Ended September 30, 2002 and 2001
                                   (Unaudited)


         In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

         In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.


Note 2 - Going Concern

         These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operating and liquidity concerns, has incurred an accumulated deficit of $3,901,690 through the period ended September 30, 2002, and current liabilities exceeded current assets by $899,783 at September 30, 2002. The Company anticipates that future revenue will be sufficient to cover certain operating expenditures, and in the interim, will continue to pursue additional capital investment. However, there can be no assurance that the Company will be able to successfully acquire the necessary capital to continue their on-going development efforts and bring products to the commercial market. These factors, among others, create an uncertainty about the Company's ability to continue as a going concern.


Note 3 - Loss Per Share

         The Company computed basic and diluted loss per share amounts for September 30, 2002 and 2001 pursuant to the Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings Per Share." The assumed effects of the exercise of outstanding stock options, warrants, and conversion of notes were anti-dilutive and accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.


Note 4 - Notes Payable

         On February 20, 2002, the Company entered into a promissory note for $18,790 with a related party. The maturity date of the note was June 30, 2002, with accrued interest of 8% per annum. On June 30, 2002 the

                                 Parentech, Inc.
                          (A Development Stage Company)
                        Notes To The Financial Statements
              For the Nine Months Ended September 30, 2002 and 2001
                                   (Unaudited)


         due date of the note was extended to December 31, 2002. The terms of the note are currently being renegotiated.

         In August 2001, the Company entered into a line of credit agreement with Dr. Richard Propper, a related party, for an amount not to exceed $100,000 in one calendar month or $1,000,000 in the aggregate. The Company has drawn on the credit line at various times to support its operating activities. Interest on the line of credit accrues at 8% per annum. The line of credit originally matured on June 30, 2002. Dr. Propper has extended the maturity date until December 31, 2002. As of September 30, 2002 the total principal amount due under the line of credit was $434,500. The terms of the credit line are currently being renegotiated.

         On December 14, 2001, the Company entered into a promissory note for $37,500 with an unrelated party in connection with the merger with Premier Classic Art, Inc. (Premier) (See Note 7). Interest on the note accrued at 8% per annum. The principal and unpaid accrued interest are due and payable upon the successful completion of the contemplative merger with Premier by September 1, 2002. Because the merger was not completed by September 1, 2002 the note was cancelled and income from the extinguishment of debt was recognized.


Note 5 - Stock Compensation Plans

         Effective August 5, 2001, the Company adopted the Parentech, Inc. 2001 Stock Option Plan, which authorizes the granting of stock options to employees, outside directors, consultants, and vendors. Under the Plan, awards are made in the form of incentive stock options (ISOs) or nonstatutory stock options (NSOs). Only employees of the Company are eligible for the grant of ISOs.

         The total options that can be awarded under the 2001 Stock Option Plan are 2,000,000. The exercise price of each ISO granted under the plan must equal 100% of the market price of the Company's stock on the date of grant. The exercise price of each NSO grant under the plan cannot be less than 85% of the market price of the Company's stock on the date of grant. An option's maximum term is 10 years. As of September 30, 2002, the Company had issued and outstanding 1,775,000 options. Subsequent to that date, 637,500 options were cancelled upon the resignation of certain directors of the Company.


Note 6 - Contingencies

         In August, 2001, the Company entered into an agreement with a contract manufacturer for the production of 310 Nature's Cradle units. The Company has paid 70% of the amount due under this agreement. The completed units had several mechanical flaws. As such, the Company does not believe it has any liability for the remaining amount. Although the loss can be reasonably estimated at approximately $54,000, management believes that the likelihood that the loss will be incurred is not probable.


Note 7 - Subsequent Events and Other

         On September 6, 2002, Li Zhang resigned from the Board of Directors of Parentech for personal reasons. Such resignation did not result from any disagreements on any matter relating to operations, policies or practices.

                                 Parentech, Inc.
                          (A Development Stage Company)
                        Notes To The Financial Statements
              For the Nine Months Ended September 30, 2002 and 2001
                                   (Unaudited)


         On November 5, 2002, Anthony E. Applebaum resigned as Chief Financial Officer of Parentech for personal reasons. Such resignation did not result from any disagreements on any matter relating to operations, policies or practices.

         On November 6, 2002, Parentech merged with and into Premier Classic Acquisition Corporation, a Delaware corporation ("Premier Acquisition Corporation") a wholly- owned subsidiary of Premier Classic Art, Inc. ("Premier"). Parentech is the surviving corporation in the Merger and, as a result of the Merger, became a wholly-owned subsidiary of Premier.

         As provided for in the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") entered into between the Premier Acquisition Corporation, Premier and Parentech, the Merger resulted in the stockholders of Parentech receiving 1.5 shares of Premier common stock in exchange for each share of Parentech common or preferred stock they held. A total of 31,748,856 shares of Premier common stock were issued to Parentech stockholders in consummation of the Merger. Immediately following the Merger, Premier had a total of 41,761,565 shares of common stock issued and outstanding excluding shares issuable upon exercise of stock options and conversion of shares of Series A Preferred Stock.

         In addition, the resignations of Charles F. Trapp and Louis A. Pistilli from the Board of Directors of Premier and from their positions as President and Chief Executive Officer and as Secretary of Premier, respectively, took effect upon the close of the Merger. By action taken by Premier's Board of Directors, upon the close of the Merger, Gerald Beemiller, Daniel P. Beharry, Scott D. Landow, Richard Rosenblum, Richard D. Propper and Charles R. Smith were appointed directors, and Scott D. Landow was appointed President and Treasurer of Premier and Daniel P. Beharry was appointed Secretary of Premier. Pursuant to the Merger Agreement, all of the officers and directors of Parentech prior to the Merger continued in those roles with Parentech subsequent to the Merger.

         On December 20, 2002, Messrs. Beemiller, Beharry, Rosenblum and Propper resigned from their respective positions on Parentech's and Premier's Boards of Directors, and Mr. Beharry resigned from his positions as Secretary of Parentech and Premier. Such resignations did not result from any disagreements on any matter relating to operations, policies or practices.

         The sole consideration paid by the former Parentech stockholders for the Premier common stock that they received in the Merger was their Parentech common stock. In addition, as a result of the Merger, Parentech assumed approximately $300,000 of liabilities from Premier.

         As a result of the Merger, former stockholders of Parentech hold 31,748,856 shares of Premier common stock out of 41,761,565 issued and outstanding shares, or 76% of the issued and outstanding common stock of Premier. While the former Parentech stockholders now own more than a majority of the issued and outstanding shares of Premier, no individual stockholder holds enough shares to assert control over Premier, and neither Premier nor Parentech is not aware of any group of stockholders that is acting together in order to assert control over Premier.

         Pursuant to the Merger Agreement, all outstanding but unexercised options to purchase shares of Parentech common stock, whether vested or unvested, were assumed by Premier at the time of the Merger and are now options to purchase shares of Premier common stock.

                                 Parentech, Inc.
                          (A Development Stage Company)
                        Notes To The Financial Statements
              For the Nine Months Ended September 30, 2002 and 2001
                                   (Unaudited)


         Since ownership and operational control of Premier is considered to have passed to the stockholders and management of Parentech as a result of the Merger, Parentech is treated as the entity that acquired the assets of Premier for accounting purposes. As such, in accordance with Statement of Accounting Standards No. 141, the merger was accounted for using the purchase method of accounting.

         On January 16, 2003, Parentech, a 100% owned subsidiary of Premier, merged into Premier, and pursuant to such merger, Premier's name was changed to "Parentech, Inc."

                                 Parentech, Inc.
                          (A Development Stage Company)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     ASSETS
                                                                           2001            2000
                                                                           ----            ----
Current assets:
    Cash and cash equivalents                                           $     2,636     $     8,582
    Employee advances                                                          --            31,334
    Prepaid expenses                                                         82,833           3,200
                                                                        -----------     -----------
Total current assets                                                         85,469          43,116
                                                                        -----------     -----------

Property and equipment, net                                                   3,376            --
Intangibles, net                                                            946,515       1,090,287
                                                                        -----------     -----------

Total Assets                                                            $ 1,035,360     $ 1,133,403
                                                                        ===========     ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable and accrued expenses                               $   142,934     $   174,159
    Notes payable                                                            37,500         960,000
    Accrued payroll                                                          40,577          35,314
                                                                        -----------     -----------
Total current liabilities                                                   221,011       1,169,473

Royalty agreement payable                                                 1,353,993       1,217,408
                                                                        -----------     -----------

Total Liabilities                                                         1,575,004       2,386,881
                                                                        -----------     -----------

Commitments and contingent liabilities

Stockholders' deficit:
    Series A convertible preferred stock, $.000001 par value:
      5,000,000 shares authorized, 3,440,000 and 0 shares issued and
      outstanding at December 31, 2001 and 2000, respectively                     3            --
    Series B convertible preferred stock, $.000001 par value:
      5,500,000 shares authorized, 3,991,797 and 0 shares issued and
      outstanding at December 31, 2001 and 2000, respectively                     4            --
    Common stock, $.000001 par value: 100,000,000 shares authorized,
      12,862,964 and 9,473,511 shares issued and outstanding
      at December 31, 2001 and 2000, respectively                                13               9
    Stock subscription                                                      194,052         169,052
    Stock subscription receivable                                           (72,510)           --
    Additional paid-in capital                                            2,177,319            --
    Deficit accumulated during the development stage                     (2,838,518)     (1,422,539)
                                                                        -----------     -----------

Total stockholders' deficit                                                (539,644)     (1,253,478)
                                                                        -----------     -----------

Total Liabilities and Stockholders' Deficit                             $ 1,035,360     $ 1,133,403
                                                                        ===========     ===========


               See accompanying notes to the financial statements

                  REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholders
Parentech, Inc.


We have audited the accompanying balance sheets of Parentech, Inc. (a Delaware corporation), as of December 31, 2001 and 2000, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parentech, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has significant net losses, negative working capital, and serious liquidity concerns. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company may not be able to acquire adequate funding for its continued operations. The financial statements do not include any adjustments as to the recoverability and classification of assets and liabilities that might result should the Company be unable to continue as a going concern.



SWENSON ADVISORS, LLP


San Diego, California
April 17, 2002, except for Note 15, which is as of July 10, 2002

                                 Parentech, Inc
                          (A Development Stage Company)
                            Statements of Operations
             From February 10, 2000 (Inception) to December 31, 2001


                                                                                              February 10, 2000
                                                                                                  (Inception)
                                                                                                       to
                                                                                                  December 31,
                                                          2001                 2000                   2001
                                                          ----                 ----                   ----

Revenue                                               $     37,073         $       --           $     37,073
                                                      ------------         ------------         ------------

Operating expenses:
    General and administrative                             504,795              603,261            1,108,056
    Research and development                               688,795              496,793            1,185,588
    Depreciation and amortization expense                  144,587               72,696              217,283
                                                      ------------         ------------         ------------

Total operating expenses                                 1,338,177            1,172,750            2,510,927
                                                      ------------         ------------         ------------

Operating loss                                          (1,301,104)          (1,172,750)          (2,473,854)

Other income (expense):
    Loss from misappropriation                                --               (120,981)            (120,981)
    Amortization of royalty agreement discount            (137,140)            (137,140)            (274,280)
    Interest expense                                       (17,594)             (28,794)             (46,388)
    Interest income                                          9,335                  651                9,986
    Other income                                               349               37,275               37,624
                                                      ------------         ------------         ------------

Total other expense                                       (145,050)            (248,989)            (394,039)

Net loss before extraordinary items                     (1,446,154)          (1,421,739)          (2,867,893)
                                                      ------------         ------------         ------------

Gain on extinguishment of debt, net of tax                  30,975                 --                 30,975
                                                      ------------         ------------         ------------

Net loss before income tax provison                     (1,415,179)          (1,421,739)          (2,836,918)

Income tax provision                                           800                  800                1,600
                                                      ------------         ------------         ------------

Net loss                                              $ (1,415,979)        $ (1,422,539)        $ (2,838,518)
                                                      ============         ============         ============


Loss per share                                        $      (0.11)        $      (0.15)
Average number of shares outstanding                    12,642,154            9,473,511



               See accompanying notes to the financial statements

                                 Parentech, Inc
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)
             From February 10, 2000 (Inception) to December 31, 2001

                                                                Series A         Series B
                                                Common        Convertible      Convertible                            Stock
                                                Stock          Preferred        Preferred                          Subscription
                                                Shares           Shares           Shares            Amount          Receivable
                                            ---------------   -------------   ---------------   ---------------   ---------------
Balance at February 10, 2000
    inception of development stage                       -               -                 -                 -                 -

Issuance of common stock                         5,321,917               -                 -    $            5                 -
Issuance of other shares of common stock         4,151,594               -                 -                 4                 -
Preferred stock subscription                             -               -                 -                 -                 -
Net loss                                                 -               -                 -                 -                 -
                                            ---------------   -------------   ---------------   ---------------   ---------------

Balance at December 31, 2000                     9,473,511               -                 -                 9                 -
                                            ---------------   -------------   ---------------   ---------------   ---------------

Conversion of notes payable to
    Series A Preferred Stock                             -       3,440,000                 -           860,000                 -
Issuance of Series B Preferred Stock
    for cash                                             -               -         3,991,797         1,317,293         $ (72,510)
Conversion of notes payable to
    common stock                                 2,859,510               -                 -                 3                 -
Issuance of common stock for cash                  273,373               -                 -                27                 -
Issuance of common stock in connection
    with acquisition                               256,570               -                 -                 -                 -
Net loss                                                 -               -                 -                 -                 -
                                            ---------------   -------------   ---------------   ---------------   ---------------

Balance at December 31, 2001                    12,862,964       3,440,000         3,991,797    $    2,177,332    $      (72,510)
                                            ===============   =============   ===============   ===============   ===============


                                                                    Total           Stockholders'
                                                 Stock           Accumulated            Equity
                                             Subscription          Deficit            (Deficit)
                                            ----------------   ----------------    -----------------
Balance at February 10, 2000
    inception of development stage                        -                  -                    -

Issuance of common stock                                                     -     $               5
Issuance of other shares of common stock                  -                  -                   4
Preferred stock subscription                      $ 169,052                  -              169,052
Net loss                                                  -       $ (1,422,539)          (1,422,539)
                                            ----------------   ----------------    -----------------

Balance at December 31, 2000                        169,052         (1,422,539)          (1,253,478)
                                            ----------------   ----------------    -----------------

Conversion of notes payable to                                                                    -
    Series A Preferred Stock                              -                  -              860,000
Issuance of Series B Preferred Stock
    for cash                                         25,000                  -            1,269,783
Conversion of notes payable to
    common stock                                          -                  -                    3
Issuance of common stock for cash                         -                  -                   27
Issuance of common stock in connection
    with acquisition                                      -                  -                    -
Net loss                                                  -         (1,415,979)          (1,415,979)
                                            ----------------   ----------------    -----------------

Balance at December 31, 2001                      $ 194,052       $ (2,838,518)    $       (539,644)
                                            ================   ================    =================


               See accompanying notes to the financial statements

                                                                                                     February 10,
                                                                                                         2000
                                                                                                      (Inception)
                                                                                                          to
                                                                                                     December 31,
                                                                    2001              2000               2001
                                                                    ----              ----           -----------
Cash flows from operating activities:
    Net loss                                                    $(1,415,979)      $(1,422,539)      $(2,838,518)
    Adjustments to reconcile net loss to net cash
    provided (used) by operating activities:
      Depreciation and amortization                                 144,587            72,696           217,283
      Amortization on discount of royalty agreement                 137,140           137,140           274,280
      Gain on extinguishment of debt                                (30,975)             --             (30,975)
      Loss on disposal of equipment                                    --               2,156             2,156
      Issuance of stock for services                                   --             169,052           169,052
    Changes in assets and liabilities:
      Prepaid expenses                                              (79,633)           (3,200)          (82,833)
      Employee advances                                              31,334           (31,334)             --
      Accounts payable and accrued expenses                         (31,225)          174,159           142,934
      Accrued payroll                                                 5,263            35,314            40,577
                                                                -----------       -----------       -----------
Net cash used by operating activities                            (1,239,488)         (866,556)       (2,106,044)
                                                                -----------       -----------       -----------

Cash flows from investing activities:
    Purchase of intangibles                                            --             (81,902)          (81,902)
    Purchase of equipment                                            (4,191)           (2,960)           (7,151)
                                                                -----------       -----------       -----------
Net cash used by investing activities:                               (4,191)          (84,862)          (89,053)
                                                                -----------       -----------       -----------

Cash flows from financing activities:
    Proceeds from notes payable                                      37,500           960,000           997,500
    Payments on notes payable                                       (69,550)             --             (69,550)
    Issuance of subscription receivable                             (72,510)             --             (72,510)
    Proceeds from sale of stock                                   1,342,293              --           1,342,293
                                                                -----------       -----------       -----------
Net cash provided by financing activities                         1,237,733           960,000         2,197,733
                                                                -----------       -----------       -----------

Net increase (decrease) in cash and cash equivalents                 (5,946)            8,582             2,636
Cash and cash equivalents, beginning of year                          8,582              --                --
                                                                -----------       -----------       -----------
Cash and cash equivalents, end of year                          $     2,636       $     8,582       $     2,636
                                                                ===========       ===========       ===========

Supplemental disclosures:
    Interest paid                                               $     1,430       $      --         $     1,430
    Income taxes paid                                           $       800       $      --         $       800

Noncash transactions:
    Issuance of Series A preferred stock for notes payable      $   860,000       $      --         $   860,000
    Issuance of common stock for notes payable                  $         3       $      --         $         3
    Assumption of discounted royalty payments
      which total $1,714,250                                    $      --         $ 1,080,268       $ 1,080,268

               See accompanying notes to the financial statements

Note 1 - Summary of Organization and Significant Accounting Policies

         Organization - Parentech was incorporated in February 2000. It has been in the development stage since its formation and is primarily engaged in the creation of products that enhance the well being of infants. On July 7, 2000, the Company acquired the rights to an FDA-registered sound and motion device called "Nature's Cradle", which is an "infant environmental transition sleep system" that has been shown to enhance infant sleep, decrease infant crying and promote child development (See
         Note 3).

         Cash and Cash Equivalents - The Company considers all unrestricted, highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

         Fair Value of Financial Instruments - The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair market value because of the short maturity of those instruments. Notes payable approximate fair value.

         Credit Risk - It is the Company's practice to place its cash equivalents in high quality money market securities with one major banking institution. Such funds are not insured by the Federal Deposit Insurance Corporation, however the Company considers its credit risk associated with cash and cash equivalents to be minimal.

         Revenue Recognition -Revenue from product sales and demonstration units is recognized upon shipment to customers. The Company has adopted Security and Exchange Commission's Staff Accounting Bulletin (SAB) No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

         Property and Equipment - Property and equipment are valued at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three to five years.

         Intangible Assets - Intangible assets, primarily patents, are amortized on a straight-line basis over the estimated useful life of the asset (See Note 3). Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the fair value is less than the carrying amount of the asset, an impairment loss is then recognized.

         Research and Development costs - Research and development costs are expensed as incurred.

         Income Taxes - Deferred income taxes are provided for the estimated tax effects of timing differences between income for tax and financial reporting. A valuation allowance is provided against deferred tax assets, where realization is uncertain. The income tax provision is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         Loss Per Share - The Company computed basic and diluted loss per share amounts for December 31, 2001 and 2000 pursuant to the Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings Per Share". The assumed effects of the exercise of outstanding stock options, warrants, and conversion of notes were anti-dilutive and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.



               See accompanying notes to the financial statements

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Risks and Uncertainties - The Company is dependent on continued financing from investors to sustain the development of Nature's Cradle and other activities necessary to commercialize new products. Management is seeking additional financing in order to fund its future activities. There is no assurance, however, that such financing will be available, if and when needed, or if available, such financing will be completed on commercially favorable terms, or that such development and other activities in connection with its planned products will be successful.

         Recent Authoritative Pronouncements - In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 "Business Combinations". This statement requires business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. The acquisition as discussed in Note 3 was in accordance with APB 16, which was the prevailing accounting guidance at the date of acquisition. This accounting is not materially different than the application of the purchase method, as set forth in SFAS No. 141.

         In June 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible Assets". This statement addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company will adopt SFAS No. 142, in the fiscal year ending December 31, 2002. Management is assessing the impact of this statement.

         In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement establishes the accounting model for long-lived assets to be disposed of by sale and applies to all long-lived assets, including discontinued operations. This statement requires those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company plans to adopt SFAS No. 144, in the fiscal year ending December 31, 2002. Management is assessing the impact of this statement.

Note 2 - Going Concern

         These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operating and liquidity concerns, has incurred an accumulated deficit of $2,838,518 through the year ended December 31, 2001 and current liabilities exceeded current assets by $136,448. The Company anticipates that future revenue will be sufficient to cover certain operating expenditures, and, in the interim, will continue to pursue additional capital investment. However, there can be no assurance that the Company will be able to successfully acquire the necessary capital to continue their on-going development efforts and bring products to the commercial market. These factors, among others, create an uncertainty about the Company's ability to continue as a going concern.

Note 3 - Acquisition of Intangible Assets

         In July 2000, the Company acquired the rights to four patents and four patent pending applications in the United States, Canada, Europe and Japan, for a certain Nature's Cradle technology from Infant Advantage, Inc.(Infant), through an assignment for the benefit of creditors. The acquisition was accounted for using the purchase method of accounting. The Company paid cash in the amount of $81,902 and assumed certain liabilities of Infant Advantage, Inc. totaling $959,800 in secured notes and $1,080,268 of discounted royalty payments. In January 2001, the Company converted the debt to common stock with a par value of $.000001. The Company has valued the patents at $1,162,173. The Company is amortizing the patents, over the estimated useful life of 97 months. Amortization expense totaled $143,772 in 2001 and $71,886 in 2000.

Note 4 - Royalty Agreement

         In connection with the acquisition of the intangible assets (See Note
         3), the Company entered into a royalty agreement in order to satisfy $1,714,250 in unsecured payables of Infant. The royalty agreement has been discounted to $1,080,268 on a present value basis at 8%, from $1,714,250 to $1,080,268, as of the date of the acquisition. Under this royalty agreement, the Company is obligated to pay 3% of Nature's Cradle sales until the $1,714,250 liability is satisfied. The Company owes $555 and $0 of this liability for the years ended December 31, 2001 and 2000, respectively.

Note 5 - Related Party Transactions

         The Company has entered into consulting agreements with Chardan Ventures, LLC (Chardan) and RP Associates, LLC (RPA), both of which Daniel P. Beharry, Secretary and a Director of the Company, and Dr. Richard Propper, Chairman of the Company, are both principals of Chardan and RPA. Mr. Beharry and Dr. Propper own approximately 1.94% and 7.59% interests in the Company, respectively. Chardan provides the Company with strategic and management consulting services. The total paid to Chardan and RPA under these agreements was $121,467 and $0 during the years ended December 31, 2001 and 2000, respectively. In addition, the Company has also entered into an office lease with Chardan for their Solana Beach office location (See Note 8).

         During the year ended December 31, 2001, Mr. Beharry provided legal services to the Company. Compensation for these services was $30,000.

         Dr. Propper has advanced the Company funds at various times to support its operating activities. Such loans are in the form of a revolving line of credit (See Note 9). As of December 31, 2001, the total amount of accrued interest due to Dr. Propper under the revolving line of credit was $4,649.

Note 6 - Property and Equipment

         Property and equipment are valued at cost, less accumulated depreciation as follows:

                                                           2001       2000
                                                           ----       ----

            Equipment ...............................     $4,191      $ --
            Less: Accumulated depreciation ..........        815
                                                          ------      -----
                                                                      -----
            Property and equipment, net .............     $3,376      $ --
                                                          ======      =====

         The equipment purchased in 2000 was disposed of as of December 31, 2000. Depreciation expense totaled $815 and $810 as of December 31, 2001 and 2000, respectively.

Note 7 - Income Taxes

         The Company provides for income taxes using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes. There is a deferred tax asset of approximately $1,132,000 relating primarily to the net operating loss carryforwards generated by the operations of the Company. For financial statement purposes, the deferred tax asset has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized. Current income tax expense is $800.

         A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

                                                           2001         2000
                                                        ---------    ---------

          Income tax benefit ........................   $(481,161)   $(483,391)
          State income benefit, net of federal tax ..     (82,505)     (82,887)
          Valuation allowance .......................     564,466      567,078
                                                        ---------    ---------
          Income tax expense ........................   $     800    $     800
                                                        =========    =========


         The Company has net operating loss carryforwards as follows:

                                                   Balance of           Year of
             Year Loss Generated               Loss Carryforwards     Expiration
             -------------------               ------------------     ----------

             December 31, 2000                     $1,409,584            2020
             December 31, 2001                     $1,403,024            2021
                                                   ----------
                                                   $2,812,608
                                                   ==========

Note 8 - Commitments

         Leases - The Company entered into a lease for an office in San Ramon, California. The lease ended at December 31, 2001, and is currently on a month-to-month basis. Rent expense for this facility is approximately $1,800 per month. The Company has entered into a month-to-month lease, on June 1, 2001 for office space in Solana Beach, California, with a related party. Rent expense for this facility is $3,000 per month (See
         Note 5).

         Total rent expense was $50,838 and $41,175 for the fiscal years ended December 31, 2001 and 2000, respectively.

         The Company has entered into an automobile lease. The following are the future minimum lease payments:

                       December 31,
                         2002                           $  5,641
                         2003                              5,641
                         2004                              2,350
                                                       ---------
                                                        $ 13,632

Note 9 - Notes Payable



         During July 2000, the Company assumed a $222,000 secured promissory note and gave consideration for $2,000,000 in unsecured debt from Infant. The assumption of the secured debt occurred in connection with the Company's acquisition of certain intellectual property and other assets of Infant (See Note 3). Interest was accrued at 12% per annum. Infant was in default on the note at the time of the Company's purchase. On January 20, 2001, the Company converted the secured promissory note and unsecured debt into 1,859,510 shares of common stock valued at $.000001 per share.



         During July 2000, the Company assumed $737,800 in secured promissory notes from Infant. (See Note 3). The assumption of this debt occurred in connection with the Company's acquisition of certain intellectual property and other assets of Infant. Interest was accrued at 12% per annum. Infant was in default on the notes at the time of the Company's purchase. On January 20, 2001, the Company converted the promissory notes to 1,000,000 shares of common stock valued at $.000001 per share.

         During the months of February through December 2000, the Company entered into various promissory notes totaling $660,000 with the Acorn Technology Fund, L.P. Interest accrued at 6% per annum. The principal and unpaid accrued interest was due and payable at various times during November 2000 through March 2001. The Company was in default on the promissory notes. On March 20, 2001, the principal portion of the notes was converted to Series A Preferred Stock at $.25 per share for a total of 2,640,000 shares. The accrued interest totaling $30,975 was forgiven and recognized as an extraordinary gain on the extinguishment of debt during the year ended December 31, 2001.

         During September and October 2000, an individual misappropriated $300,000 from a related party and diverted those funds to the account of the Company (See Note 13). Of that amount, $179,019 were used to pay bona fide expenses of the Company and the remaining $120,981 was embezzled by the individual. In August 2001, the Company signed an agreement with a related party to repay the entire $300,000, plus any accrued interest from the date of the misappropriation on $179,019, at 8% per annum. The remaining $120,981 was repaid without interest.



         In August 2001, the Company entered into a line of credit agreement with Dr. Richard Propper, a related party, for an amount not to exceed $100,000 in one calendar month or $1,000,000 in aggregate. The Company has drawn on the credit line at various times to support its various operating activities. Interest accrued at 8% per annum. The line of credit matures on June 30, 2002. In March 2001, the Company converted $200,000 of debt to Series A Preferred stock at $.25 per share for a total of 800,000 shares. At December 31, 2001, the principal balance due was $0.



         On December 14, 2001, the Company entered into a promissory note for $37,500 with an unrelated party in connection with the merger with Premier Classic Art, Inc. (Premier) (See Note 15). Interest on the note accrued at 8% per annum. The principal and unpaid accrued interest are due and payable upon the successful completion of the contemplative merger with Premier by September 1, 2002.



Note 10 - Distribution Agreement

         In December 2000, the Company entered into an exclusive agreement with SII Trading of Japan (SII) to distribute Nature's Cradle products in Japan. SII, a subsidiary of Seiko, contracts with outside enterprises to sell and distribute products in Japan. The agreement states that the Company will receive $170 for each Nature's Cradle Sound and Motion System delivered to SII. After December 2001, the Company will receive an additional $85 for each six month period that each Nature's Cradle system remains in Japan. In addition, under this agreement, SII will pay to the Company a one-time fee of $400 for each hospital unit sold by SII. The Company recognized $37,073 and $0 of revenue associated with this agreement during the years ended December 31, 2001 and 2000, respectively.

Note 11 - Preferred Stock and Subscription Agreements

         On March 20, 2001, the Company issued 3,440,000 shares of Series A Preferred Stock for $860,000 (See Note 9). Each share of Series A Preferred Stock is convertible at the option of the holder at any time into one share of common stock of the Company. Dividends are payable to stockholders when declared by the board of directors, are noncumulative, and are paid in preference to any dividends declared with respect to common stock of the Company. Series A Preferred Stock has an automatic conversion feature, which will automatically convert the preferred stock into common stock immediately prior to the closing of an underwritten pubic offering or a merger in which certain criteria are met (See Note 15).

         Beginning on May 1, 2001, the Company sold 3,991,797 shares of Series B Preferred Stock at $.33 per share. Each share of Series B Preferred Stock is convertible at the option of the holder thereof at any time into one share of common stock of the Company. Dividends are payable to Series B Preferred stockholders when declared by the board of directors, are noncumulative, and are paid on an equal basis with Series A Preferred stockholders and in preference to any dividends declared to common stockholders. Series B Preferred Stock has an automatic conversion feature, which will automatically convert the preferred stock into common stock immediately prior to the closing of an underwritten pubic offering or a merger in which certain criteria are met (See Note 15).


         In August 2001, the Company acknowledged an obligation to reimburse $169,052 in promotional expenses incurred by a related party prior to the formation of the Company. The Company has agreed to issue preferred stock to the related party at a future date, plus any accrued interest at 8% per annum. As of December 31, 2001 and 2000, the Company has not issued such preferred stock and has recorded the transaction as a stock subscription on the balance sheet.

Note 12 - Stock Compensation Plans

         Effective August 5, 2001, the Company adopted the Parentech, Inc. 2001 Stock Option Plan, which authorizes the granting of options to employees, outside directors, consultants, and vendors. Under the Plan, awards are made in the form of stock options, which may constitute incentive stock options (ISO) or nonstatutory stock options (NSO). Only employees of the Company are eligible for the grant of incentive stock options.

         The total options that can be awarded under the 2001 Stock Option Plan are 2,000,000. The exercise price of each ISO granted under the plan must equal 100% of the market price of the Company's stock on the date of grant. The exercise price of each NSO grant under the plan cannot be less than 85% of the market price of the Company's stock on the date of grant. An option's maximum term is 10 years. As of December 31, 2001 and 2000, the Company had issued no options (See Note 15).


Note 13 - Employee Misappropriation and Defalcation



         During September and October 2000, the Company received funds belonging to a third party that were misappropriated by a former employee of that third party. The total amount of the misappropriation was $4,300,000, which was transferred into the checking account of the Company. $178,019 of those funds was used for bona fide operating expenses of the Company, and $120,981 was taken fraudulently and not recovered. The Company entered into an agreement in August 2001 to repay the entire $300,000 debt (See Note 9).

Note 14- Contingencies



         On July 6, 2001, the Company notified a former consultant of a breach of contract under both a consulting agreement and a licensing agreement signed by the Company on April 17, 2000. The letter requested repayment of $130,000, paid in consideration for the licensing agreement and stated that any obligation of the Company to pay additional consideration under either the consulting agreement or the license agreement were void. While resolution of this matter is pending, management does not believe that the outcome will have a material adverse effect on the Company's financial condition.


Note 15 - Subsequent Events (unaudited)



         The Company executed a memorandum of understanding (MOU) in December 2001 setting forth the terms for a contemplated merger with a public entity called Premier Classic Art, Inc ("Premier"). As stated in the MOU, the Company paid a $75,000 transaction fee in the form of a six month loan to Premier, which was borrowed by the Company. In March 2002, Premier issued 683,108 shares of its common stock and 186,000 shares of its Series A preferred stock to the parties who loaned certain funds for the transaction fee to the Company. In return, the Company agreed to waive certain obligations of Premier to repay the transaction fee. In addition, the loans to the Company were modified to provide that they would not be repaid if the merger is not consummated. In the event that the merger is not completed due to certain actions or decisions by the Company, the Company will be obligated to pay a $75,000 break up fee. On April 24, 2002, the merger agreement with Premier was signed. On May 10, 2002 and July 10, 2002, amendments to the merger agreement were executed regarding the amount of liabilities to remain with Premier after the close of the merger, the addition of legends to restrict certain stock certificates, and the revision of the share consideration to be issued to Parentech stockholders to include warrants for the purchase of Premier (or its successor's) common stock.

         Prior to the completion of the merger, the Company will pay certain liabilities of Premier not to exceed $240,000. Premier will transfer all its remaining liabilities and assets to a subsidiary (with the exception of certain liabilities not to exceed $1) that will not be part of the contemplated merger. On April 24, 2002 the merger agreement with Premier was signed. On May 10, 2002 and July 10, 2002, amendments to that merger agreement were signed. The Company believes the contemplated merger will be completed on or before August 31, 2002.

         During April 2002, the Company issued 2,000,000 stock options to employees, directors, and officers of the Company under the Parentech 2001 Stock Option plan.

         (b) Pro Forma Financial Information.

         While, customarily, unaudited pro forma financial statements would be included in this report on Form 8-K, such financial statements have not been included because: (i) the operations of Parentech constitute 100% of our operations and financial position on a post-merger basis and (ii) we transferred all of our assets and liabilities, with the exception of certain liabilities that Parentech agreed to assume, to our wholly-owned subsidiary prior to the completion of the merger.

         Furthermore, unaudited pro forma combined financial statements have not been presented because the proposed transaction would not meet the objectives behind presenting such pro forma combined statements, specifically: (i) such unaudited combined financial statements are to give effect to a proposed combination of two or more entities for shareholders or investors to obtain information about the impact of a particular transaction by indicating how transactions might have affected historical financial statements had they occurred at an earlier date presuming some type of ongoing business; (ii) such unaudited pro forma financial statements have been retroactively changed or combined to indicate the effect of a proposed transaction different from those which existed during the periods covered by our and Parentech's historical financial statements presuming some type of ongoing business; and (iii) such pro forma financial statements may be of predicative value to shareholder or investors to assess the impact of Premier/Parentech transactions.

         The presentation of such unaudited pro forma financial statements for this transaction does not meet the objectives set forth above. Premier's audited financial statements should be read in conjunction with the accompanying notes and historical financial information and Parentech's financial statements and accompanying notes included in this amended report on Form 8-K.

         (c)  Exhibits.


                                     [NONE]


Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                       PREMIER CLASSIC ART, INC.

Dated:   January 21, 2003              By:  /s/ Scott D. Landow
                                       -------------------------------------
                                       Scott D. Landow
                                       President






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